                      SUN HEALTHCARE GROUP, INC.
            (Payment of Principal and Interest Guaranteed
                by the Guarantors referred to within)

                            $250,000,000

          9 1/2% Series A Senior Subordinated Notes due 2007

                         PURCHASE AGREEMENT

                            July 1, 1997




                     DONALDSON, LUFKIN & JENRETTE
                       SECURITIES CORPORATION
                CREDIT SUISSE FIRST BOSTON CORPORATION
                     J.P. MORGAN SECURITIES INC.
                  NATIONSBANC CAPITAL MARKETS, INC.



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                           $250,000,000

         9 1/2% Series A Senior Subordinated Notes due 2007

                   of SUN HEALTHCARE GROUP, INC.
          (Payment of Principal and Interest Guaranteed by
             the Guarantors listed on Schedule A hereto)

                        PURCHASE AGREEMENT


                                                               July 1, 1997


Donaldson, Lufkin & Jenrette Securities Corporation
Credit Suisse First Boston Corporation
J.P. Morgan Securities, Inc.
NationsBanc Capital Markets, Inc.

c/o Donaldson, Lufkin & Jenrette
    Securities Corporation
    277 Park Avenue
    New York, New York  10172

Ladies and Gentlemen:

    Sun Healthcare Group, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Credit Suisse First Boston Corporation, J.P. Morgan Securities, Inc. and NationsBanc Capital Markets, Inc. (each an "INITIAL PURCHASER" and, collectively, the "INITIAL PURCHASERS") an aggregate of $250,000,000 in principal amount of its 9 1/2% Series A Senior Subordinated Notes due 2007 (the "SERIES A NOTES"), subject to the terms and conditions set forth herein. The Series A Notes are to be issued pursuant to the provisions of an indenture (the "INDENTURE"), to be dated as of the Closing Date (as defined below), among the Company, the Guarantors (as defined below) and First Trust National Association, as trustee (the "TRUSTEE"). The Series A Notes and the Series B Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "Notes." The Notes will be guaranteed (the "SUBSIDIARY GUARANTEES") by each of the entities listed on Schedule A hereto (each, a "GUARANTOR"

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and, collectively, the "GUARANTORS").  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

    1. OFFERING MEMORANDUM. The Series A Notes will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "ACT"). The Company has prepared a preliminary offering memorandum, dated June 17, 1997 (the "PRELIMINARY OFFERING MEMORANDUM") and a final offering memorandum, dated July 1, 1997 (the "OFFERING MEMORANDUM"), relating to the Series A Notes and the Subsidiary Guarantees.

    Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Series A Notes (and all securities (other than the Series B Notes) issued in exchange therefor or in substitution thereof) shall bear the following legend:

         "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT)(A "QIB"), OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES

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    ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE
    WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE),
    (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE STATE SECURITIES LAWS AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS."

    2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company, the principal amount of Series A Notes set forth opposite the name of such Initial Purchaser on Schedule B hereto at a purchase price equal to 97.25% of the principal amount thereof (the "PURCHASE PRICE").

    3. TERMS OF OFFERING. The Initial Purchasers have advised the Company that the Initial Purchasers will make offers (the "EXEMPT RESALES") of the Series A Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs") and (ii) to persons permitted to purchase the Series A Notes in offshore transactions in reliance upon Regulation S under the Act (each, a "REGULATION S PURCHASER") (such persons specified in clauses (i) and (ii) being referred to herein as the "ELIGIBLE PURCHASERS"). The Initial Purchasers will offer the Series A Notes to Eligible Purchasers initially at a price equal to 100.00% of the principal amount thereof. Such price may be changed at any time without notice.

    Holders (including subsequent transferees) of the Series A Note will have registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date, in substantially the form of Exhibit A hereto, for so long as such Series A
Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the "COMMISSION"), under the circumstances set forth therein, (i) a registration statement under the Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to the Company's 9 1/2% Series B Senior Subordinated Notes (the "SERIES B NOTES"), to be offered in exchange for the Series A Notes (such offer to exchange being referred to as the "EXCHANGE OFFER") and the Subsidiary Guarantees thereof and/or (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Series A Notes and use its best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. This Agreement, the Indenture, the Notes, the Subsidiary Guarantees and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "OPERATIVE DOCUMENTS."

    4.  DELIVERY AND PAYMENT.

        (a) Delivery of, and payment of the Purchase Price for, the Series A Notes shall be made at the office of Skadden, Arps, Slate, Meagher & Flom LLP at 919 Third Avenue, New York, New York, 10022-3897, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m., New York City time, on the fourth business day following the date of this Agreement, or at such other time as shall be agreed upon by Initial Purchasers and the Company. The time and date of such delivery and the payment are herein called the "CLOSING DATE."

        (b) One or more of the Series A Notes in the definitive global form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Series A Notes (collectively, the "GLOBAL NOTE"), shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct), in each case with any transfer taxes thereon duly paid by the Company against payment by the Initial Purchasers of the Purchase Price thereof by wire transfer in same day funds to the order of the Company. The Global Note shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

    5. AGREEMENTS OF THE COMPANY AND THE GUARANTORS. Each of the Company and the Guarantors hereby agrees with each Initial Purchaser as follows:

        (a) To advise the Initial Purchasers promptly and, if requested by an Initial Purchaser, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Series A Notes for offering or sale in any jurisdiction designated by an Initial Purchaser pursuant to Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 5(d) below that makes any statement of a material fact made in the Offering Memorandum untrue or that requires any additions to or changes in the Offering Memorandum in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company shall cooperate to prevent the issuance of any stop order or order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws, the Company shall cooperate to obtain the withdrawal or lifting of such order at the earliest possible time.

        (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Company, without charge, as many copies of the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request within 90 days following the date of the Offering Memorandum. Subject to the Initial Purchasers' compliance with their representations and warranties and agreements set forth in Section 7 hereof, the Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

        (c) During the period referred to in Section 5(d) below, not to make any amendment or supplement to the Offering Memorandum of which the

Initial Purchasers shall not previously have been advised or to which the Initial Purchasers shall reasonably object after being so advised.

        (d) If, after the date hereof during such period as in the opinion of outside counsel for the Initial Purchasers an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by the Initial Purchasers, any event shall occur as a result of which, in the opinion of outside counsel to the Initial Purchasers, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if, in the reasonable judgment of counsel to the Initial Purchasers, it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum, as so amended or supplemented, will comply with applicable law, and to furnish to the Initial Purchasers and such other persons as the Initial Purchasers may designate such number of copies thereof as the Initial Purchasers may reasonably request.

        (e) Prior to the sale of the all Series A Notes pursuant to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the registration or qualification of the Series A Notes for offer and sale to the Initial Purchasers and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably request and to continue such qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; PROVIDED, HOWEVER, that neither the Company nor any Guarantor shall be required in connection therewith to register or qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to service or process or taxation other than as to matters and transactions relating to Exempt Resales, in any jurisdiction in which it is not now so subject.

        (f) So long as the Notes are outstanding (and for no longer than one year unless requested in writing), to furnish to the Initial Purchasers as soon as available copies of all definitive reports under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company or any of the Guarantors is listed or other communications to its security holders and such other publicly available information concerning the Company and/or its subsidiaries as the Initial Purchasers may reasonably request.

        (g) For so long as any of the Series A Notes remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act to make available to any holder of Series A Notes in connection with any sale thereof and any prospective purchaser of such Series A Notes from such holder, upon request, the information ("RULE 144A INFORMATION") required by Rule 144A(d)(4) under the Act.

        (h) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to performance of the obligations of the Company and the Guarantors under this Agreement including: (i) the fees, disbursements and expenses of counsel to the Company and the Guarantors and accountants of the Company and the Guarantors in connection with the sale and delivery of the Series A Notes to the Initial Purchasers and pursuant to Exempt Resales, and all other fees or expenses in connection with the preparation, printing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and all amendments and supplements to any of the foregoing (including financial statements) prior to or during the period specified in
Section 5(d), including the mailing and delivering of copies thereof to the Initial Purchasers and persons designated by it as specified herein, (ii) all costs and expenses related to the issuance and delivery of the Series A Notes to the Initial Purchasers, (iii) all costs of printing or reproduction of any agreements or documents in connection with the offering, purchase, sale or delivery of the Series A Notes, (iv) all expenses in connection with the registration or qualification of the Series A Notes and the Subsidiary Guarantees for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such registration or qualification and memoranda relating thereto), (v) the cost of printing certificates representing the Series A Notes, (vi) all expenses and listing fees in connection with the application for quotation of the Series A Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL"), (vii) any fees and expense of the Trustee and Trustee's counsel in connection with the Indenture, the Notes and the Subsidiary Guarantees, (viii) any costs and charges of any transfer agent, registrar and/or depositary (including DTC), (ix) any fees charged by rating agencies for the rating of the Notes and (x) and all other costs and expenses incident to the performance of the obligations of the Company and the Guarantors hereunder for which provision is not otherwise made in this Section 5.

        (i) To cooperate to effect the inclusion of the Series A Notes in PORTAL and to maintain the listing of the Series A Notes on PORTAL for so long as the Series A Notes are outstanding.

        (j) To cooperate to obtain the approval of DTC for "book-entry" transfer of the Notes, and to comply with all of its agreements set forth in the representation letters of the Company and the Guarantors to DTC relating to the approval of the Notes by DTC for "book entry" transfer.

        (k) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or any Guarantor or any warrants, rights or options to purchase or otherwise acquire debt securities of the Company or any Guarantor substantially similar to the Notes and the Subsidiary Guarantees (other than (i) the Notes and the Subsidiary Guarantees and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of DLJ.

        (l) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Notes to the Initial Purchasers or pursuant to Exempt Resales in a manner that would require the registration of the Series A Notes under the Act.

        (m) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes.

        (n) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Series A Notes and the Subsidiary Guarantees.

    6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE GUARANTORS. As of the date hereof, each of the Company and the Guarantors represents and warrants to each Initial Purchaser that:

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        (a) The Preliminary Offering Memorandum and the Offering Memorandum
do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to untrue statements made in or omissions from the Preliminary Offering Memorandum (or any supplement or amendment thereto) that are corrected in the Offering Memorandum (or any supplement or amendment thereto), or statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto) based upon information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

        (b) Each of the Company and its subsidiaries has been duly organized, is validly existing as a corporation or partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of organization and has the power and authority to carry on its business and to own, lease and operate its properties as described in the Preliminary Offering Memorandum and the Offering Memorandum, and each is duly qualified and is in good standing as a foreign corporation or foreign partnership, as the case may be, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing or property requires such qualification, except where the failure to be so qualified or in good standing would not (i) have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (ii) materially interfere with or materially adversely affect the issuance or marketability of the Series A Notes pursuant hereto or (iii) in any manner draw into question the validity of this Agreement or the other Operative Documents (the events referred to in clauses (i) through (iii), a "MATERIAL ADVERSE EFFECT").

        (c) All of the outstanding Equity Interests of each of the Guarantors have been duly authorized and validly issued and are fully paid and non-assessable, and, to the extent such Equity Interests are owned by the Company, directly or indirectly through one or more subsidiaries, are owned free and clear of any security interest, claim, lien encumbrances or adverse interest of any nature (each, a "LIEN"), except for Liens permitted under the debt instruments (including the Indenture) described in the Offering Memorandum.

         (d) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

         (e) The Indenture has been duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been validly executed and delivered by the Company and each of the Guarantors. When the Indenture has been duly executed and delivered by the Company and each of the Guarantors, the Indenture will be a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms (assuming the due execution and delivery of the Indenture by the Trustee) except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) for general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity) and (iii) the waiver as to stay, extension or usury laws may not be enforceable. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

         (f) The Series A Notes have been duly authorized and, on the Closing Date, will have been validly executed and delivered by the Company. When the Series A Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Series A Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except (i) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally (ii) for general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity) and (iii) the waiver as to stay, extension or usury laws may not be enforceable. On the Closing Date the Series A Notes will conform in all material respects to the description thereof contained in the Offering Memorandum.

         (g) On the Closing Date, the Series B Notes will have been duly authorized by the Company. When the Series B Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture,

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the Series B Notes will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (i) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) for general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity) and (iii) the waiver as to stay, extension or usury laws may not be enforceable.

         (h) The Subsidiary Guarantee in respect of the Series A Notes by each Guarantor has been duly authorized by such Guarantor and, on the Closing Date, will have been duly executed and delivered by each such Guarantor.
When the Series A Notes have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Subsidiary Guarantee of each Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except (i) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) for general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity) and (iii) the waiver as to stay, extension or usury laws may not be enforceable. On the Closing Date, the Subsidiary Guarantees to be endorsed on the Series A Notes will conform in all material respects to the description thereof contained in the Offering Memorandum.

         (i) The Subsidiary Guarantee in respect of the Series B Notes by each Guarantor has been duly authorized by such Guarantor and, when issued, will have been duly executed and delivered by each such Guarantor. When the Series B Notes have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Subsidiary Guarantee of each Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except (i) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) for general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity) and (iii) the waiver as to stay, extension or usury laws may not be enforceable.

         (j) The Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been duly executed and delivered by the Company and each of the Guarantors. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms except (i) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) for general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity) (iii) the waiver as to stay, extension or usury laws may not be enforceable and (iv) to the extent indemnification or contribution provisions in the Registration Rights Agreement may be unenforceable. On the Closing Date, the Registration Rights Agreement will conform in all material respects to the description thereof in the Offering Memorandum.

         (k) Neither the Company nor any of the Guarantors is in violation of its respective charter, by-laws or other organizational documents, as the case may be, or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound except for such violations and defaults as would not, singly or in the aggregate, have a Material Adverse Effect.

         (l) The execution, delivery and performance of this Agreement, the Indenture, the Series A Notes, the Series B Notes, the Subsidiary Guarantees and the Registration Rights Agreement by the Company and each of the Guarantors and compliance by the Company and each of the Guarantors with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states) and will not violate the charter, by-laws or partnership agreement of the Company or any of its subsidiaries or conflict with or constitute a breach of any of the terms or provisions of, or a default under, any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound except for such conflicts, breaches or defaults as would not, singly or in the aggregate, have a Material Adverse Effect, or violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property except for such violations as would not, singly or in the aggregate, have a Material Adverse Effect or result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them is bound, or to which any properties of the Company or any of its subsidiaries is or may be subject, or result in the termination or revocation of any permit (as defined below) of the Company or any of its subsidiaries or result in any other impairment of the rights of the holder of any such permit.

         (m) The Company and its subsidiaries have good title in fee simple to all real property and good title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all Liens and defects, except such as are Liens permitted under the debt instruments (including the Indenture) described in the Offering Memorandum or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, except as described in the Offering Memorandum.

         (n) There is no legal or governmental proceeding pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is bound or would be a party or to which any if their respective property is or would be subject, except for any such proceeding which the Company has reasonably concluded is not likely to result in a Material Adverse Effect.

         (o) To the Company's knowledge, no action has been taken and no law, statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the execution, delivery and performance of any of the Operative Documents, the issuance of the Series A Notes or the Subsidiary Guarantees, or suspends the sale of the Series A Notes or the Subsidiary Guarantees in any jurisdiction referred to in Section 5(e); and no injunction, restraining order or other or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries which would prevent or suspend the issuance or sale of the Series A Notes or the Subsidiary Guarantees in any jurisdiction referred to in Section 5(e).

         (p) Except as would not have a Material Adverse Effect, (i) the Company and its subsidiaries are not in violation of any Federal, state or local laws and regulations relating to pollution or protection of human health or the environment ("ENVIRONMENTAL LAWS"), which violation includes, but is not limited to, noncompliance with or lack of any permits (as defined below) or other governmental authorizations; and (ii) (A) the Company and its subsidiaries have not received any communication, whether from a governmental authority or otherwise, alleging any such violation or noncompliance, and there are no circumstances, either past, present or that are reasonably foreseeable, that are reasonably likely to lead to such violation in the future, (B) there is no pending or, to the Company's knowledge, threatened claim, action, investigation or notice by any person or entity alleging potential liability for investigatory, cleanup, or governmental responses costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to any actual, alleged or, to the Company's knowledge, threatened pollution or contamination, or any circumstances forming the basis of any violation, or alleged violation, of any Environmental Law (collectively, "ENVIRONMENTAL CLAIMS"), and (C) there are no past or present actions, activities, circumstances, conditions, events or incidents, that could reasonably be expected to form the basis of any Environmental Claim against the Company and its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company and its subsidiaries have retained or assumed either contractually or by operation of law. In the ordinary course of its business, each of the Company and its subsidiaries, where required or appropriate, has conducted environmental investigations of, and has reviewed information regarding, its business properties and operations and those of other properties within the vicinity of its business properties and operations; on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities are not likely to have a Material Adverse Effect.

         (q) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals ("permits") of, and has made all filings with and notice to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such permit or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such permit is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; no event has occurred (including the receipt of any notice from any authority or governing body) which allows or, after notice or elapse of time or both, would allow revocation, suspension or termination of any such permit or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such permit; and such permits contain no restrictions that are unduly burdensome to the Company or any of its subsidiaries except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

         (r) The accountants, Arthur Andersen LLP, that have certified the financial statements and related notes included in the Preliminary Offering Memorandum and the Offering Memorandum are independent public accountants with respect to the Company and the Guarantors, as required by the Act and the Exchange Act. The Company's historical financial statements, together with related notes, set forth in the Offering Memorandum comply as to form in all material respects with the requirements (including via incorporation by reference) applicable to registration statements on Form S-3 under the Act, except the financial statements of The Mediplex Group, Inc. for the period from January 1, 1994 through June 23, 1994 as required by Rule 3-05(b)(4)(iii) of Regulation S-X have been omitted.

         (s) The Company's historical financial statements, together with related notes forming part of the Offering Memorandum (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; and such statements and related notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein.

         (t) The Company is not and, after giving effect to the offering and sale of the Series A Notes and the application of the net proceeds thereof as described in the Offering Memorandum, will not be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

         (u) Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Series A Notes to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

         (v) Since the respective dates as of which the information is given in the Offering Memorandum other than as set forth or contemplated in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development that might reasonably be expected to involve a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development that might reasonably be expected to involve a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business.

         (w) When the Series A Notes and the Subsidiary Guarantees are issued and delivered pursuant to this Agreement, neither the Series A Notes nor the Subsidiary Guarantees will be of the same class (within the meaning of Rule 144A under the Act) as any security of the Company or the Guarantors that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

         (x) No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by the Company, the Guarantors or any of their respective representatives (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) in connection with the offer and sale of the Series A Notes contemplated hereby. No securities of the same class as the Series A Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

         (y) No registration under the Act of the Series A Notes or the Subsidiary Guarantees is required for the sale of the Series A Notes and the Subsidiary Guarantees to the Initial Purchaser as contemplated hereby or for the

Exempt Resales assuming the accuracy of the Initial Purchasers' representations and warranties and agreements set forth in Section 7 hereof.

         (z) The Company, the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Series A Notes outside the United States.

         (aa) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (bb) To the extent described in the Offering Memorandum, all facilities owned or operated as continuing operations by the Company or its subsidiaries (the "Company Facilities") (i) are certified for participation or enrollment in the Medicare and Medicaid programs, except where failure to do so, singly or in the aggregate, would not have a Material Adverse Effect,
(ii) have a current and valid provider contract with the Medicare and Medicaid programs, except where failure to have such contract, singly or in the aggregate, would not have a Material Adverse Effect, and (iii) are in substantial compliance with the terms and conditions of participation of such programs and have received all approvals or qualifications necessary for capital reimbursement of the Company's assets except, in each case, where the failure to be so certified, to have such contracts, to be in such compliance or to have such approvals or qualifications, singly or in the aggregate, would not have a Material Adverse Effect. Except as set forth in the Offering Memorandum, neither the Company nor any of its subsidiaries has received notice from the regulatory authorities which enforce the statutory or regulatory provisions in respect of the Medicare or Medicaid programs of any pending or threatened investigations, surveys (other than routine surveys) or decertification proceedings, and the Company has reasonably concluded that no such investigations, surveys or other proceedings which are pending, threatened or imminent are likely to have a Material Adverse Effect.

         (cc) All material Tax returns required to be filed by the Company and each of its subsidiaries have been filed and all such returns are true, complete, and correct in all material respects. All material Taxes that are due or claimed to be due from the Company and each of its subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. For purposes of this Agreement, the term "Tax" and "Taxes" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

         (dd) All indebtedness of the Company and the Guarantors that will be repaid with the proceeds of the issuance and sale of the Series A Notes was incurred, and the indebtedness represented by the Series A Notes is being incurred, for appropriate corporate purposes and in good faith and each of the Company and the Guarantors was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Series A Notes, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Series A Notes) solvent, and had at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Series A Notes and will have on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Series A Notes) sufficient capital for carrying on their respective business and were, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Series A Notes, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Series A Notes) able to pay their respective debts as they mature.

         (ee) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or, to the best of the Company's knowledge, is in violation of any Federal "fraud and abuse legislation" or Federal "anti-kickback law."

              (ff) Each certificate signed by any officer of the Company or any Guarantor and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty of the Company and the Guarantors to the Initial Purchasers as to the matters covered thereby.

          The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 9 hereof, counsel to the Company and the Guarantors and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

          7. INITIAL PURCHASER'S REPRESENTATIONS AND WARRANTIES. Each of the Initial Purchasers, severally and not jointly, represents and warrants to the Company and the Guarantors, and agrees that:

              (a) Such Initial Purchaser is a QIB with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

              (b) Such Initial Purchaser (A) is not acquiring the Series A Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Series A Notes in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Series A Notes only to (x) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and (y) in offshore transactions in reliance upon Regulation S under the Act.

              (c) Such Initial Purchaser agrees that no form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Series A Notes pursuant hereto.

              (d) Such Initial Purchaser agrees that, in connection with Exempt Resales, such Initial Purchaser will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, Eligible Purchasers. Each Initial Purchaser further agrees that it will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from (1)(A) QIBs who, in purchasing the Series A Notes will be deemed to have represented and agreed that (x) they are purchasing the Series A Notes for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs and (y) they acknowledge that the seller of such Series A Notes may be relying on the exemption from the provisions of Section 5 of the Act provided by Rule 144A thereunder and that such Series A Notes will not have been registered under the Act and (B) Regulation S Purchasers who, in purchasing the Series A Notes will be deemed to have represented and agreed that their purchase of Series A Notes pursuant to Regulation S is not part of a plan or a scheme to evade the registration provisions of the Act and (2) Eligible Purchasers that agree that (x) Series A Notes purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Series A Notes, only (I) to the Company or any of its subsidiaries, (II) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act, (III) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 of the Act, (IV) in a transaction meeting the requirements of Rule 144 under the Act, (V) in accordance with another exception from the registration requirements of the Act (and based upon an opin-ion of counsel acceptable to the Company) or (VI) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other acceptable juris-diction and (y) they will deliver to each person to whom such Series A Notes or an interest therein is transferred a notice substantially to the effect of the foregoing.

              (e) None of the Initial Purchasers nor any of their affiliates or any person acting on their behalf has engaged in any directed selling efforts within the meaning of Regulation S with respect to the Series A Notes or the Subsidiary Guarantees.

              (f) The Series A Notes offered and sold by the Initial Purchasers pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

              (g) The sale of the Series A Notes offered and sold by the Initial Purchasers pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

              (h) Such Initial Purchaser agrees that it will not offer, sell or deliver any of the Series A Notes in any jurisdiction outside the United States
                                            21
except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its owns expense whatever action is required to permit its purchase and resale of the Series A Notes in such jurisdictions. Such Initial Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.

              (j) Such Initial Purchasers agree that they have offered the Series A Notes and will offer and sell the Series A Notes (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Series A Notes pursuant hereto and the Closing Date, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Act. Such Initial Purchasers agree not to cause any advertisement of the Series A Notes to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Series A Notes, except such advertisements as include the statements required by Regulations S.

              (k) Such Initial Purchasers agree that they have not offered or sold and will not offer or sell the Series A Notes sold pursuant hereto in reliance on Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Series A Notes pursuant hereto and the Closing Date, to a U.S. person (as defined in Rule 902 of the Act) or for the account or benefit of a U.S. person (other than a distributor (as defined in Rule 902 of the Act)).

              (l) Such Initial Purchasers agree that, at or prior to entering into any contractual arrangement with any distributor (as that term is defined for the purposes of Regulation S) with respect to the distribution of the Notes without the written consent of the Company, the Initial Purchasers will cause such distributor to agree in writing to comply with the provisions of Regulation S to at least the same extent as required of the Initial Purchasers hereunder.

              (m) Such Initial Purchasers agree that, at or prior to confirmation of a sale of Series A Notes by them to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(c)(3) under the Act, they will have sent to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:
                                            22

              "The Series A Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S (or Rule 144A in transactions that are exempt from the registration requirements of the Securities Act) under the Securities Act, and in connection with any subsequent sale by you of the Series A Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

          The Initial Purchasers acknowledge that the Company and its Subsidiaries and, for purposes of the opinions to be delivered to each Initial Purchaser pursuant to Section 9 hereof, counsel to the Company and the Guarantors and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Initial Purchasers hereby consent to such reliance.

          8.  INDEMNIFICATION.

              (a) The Company and each Guarantor agree, jointly and severally, to indemnify and hold harmless the Initial Purchasers, their directors, their officers and each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), the Preliminary Offering Memorandum or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except untrue statements made in or omissions from the Preliminary Offering Memorandum (or any supplement or amendment thereto) that are corrected in the Offering Memorandum (or any supplement or amendment thereto), or insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to an Initial

Purchaser furnished in writing to the Company by such Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

              (b) Each Initial Purchaser agrees to indemnify and hold harmless the Company and the Guarantors, and their respective directors and officers and each person who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company or the Guarantors, to the same extent as the foregoing indemnity from the Company and the Guarantors but only with reference to information relating to such Initial Purchaser furnished in writing to the Company by such Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

              (c) In case any action shall be connected involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing (PROVIDED that the failure to give such notice shall not relieve the indemnifying party of its obligations under this Section 8 unless the indemnifying party is materially prejudiced by the failure to notify) and the indemnifying party shall assume promptly the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), an Initial Purchaser shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Initial Purchaser. Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by DLJ, in the case of the parties indemnified pursuant to Section 8(a) and by the Company, in the case of parties indemnified pursuant to
Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if (a) the settlement is entered into more than 45 business days after such indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, (b) the indemnifying party shall have failed to comply with such reimbursement request and (c) such indemnifying party shall have received notice of the terms of the settlement at least 30 days prior to such settlement being entered into; PROVIDED, HOWEVER, an indemnifying party shall be entitled to hold any disputed portion of a reimbursement in respect of a settlement effected without its written consent, pending resolution of a dispute regarding the request if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers in good faith such request to be reasonable and (ii) provides written notice detailing with reasonable specificity to the indemnified party why the unpaid balance is unreasonable. No indemnifying party shall, (a) without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or fault, culpability or failure to act, by or on behalf of the indemnified party or (b) be liable for any settlement of any such action effected without its written consent, except as provided in the immediately preceding sentence.

              (d)  To the extent the indemnification provided for in this
Section 8 is finally determined by a court of competent jurisdiction to be unavailable to an indemnified party, or is insufficient in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers on the other hand from the offering of the Series A Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors, and each Initial Purchaser in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, and the Initial Purchasers shall be deemed to be in the same proportion as the total net proceeds from the offering of the Series A Notes (before deducting expenses but after deducting discounts and commissions) received by the Company, and the total discounts and commission received by the Initial Purchasers bear to the total price to investors of the Series A Notes, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company and Guarantors, and each Initial Purchaser shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors, or an Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
 The Company and the Guarantors, and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this
Section 8, no party indemnified pursuant to Section 8(a) shall be required to contribute any amount in excess of the amount by which the total price of the Series A Notes purchased by an Initial Purchaser were sold to investors in Exempt Resales exceeds the amount of any damages which such party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Series A Notes purchased by each of the Initial Purchasers hereunder, and not joint.

              (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          9. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The obligations of the Initial Purchasers to purchase the Series A Notes under this Agreement are subject to the satisfaction of each of the following conditions:

              (a) All the representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

              (b) On or after the date hereof there shall not have occurred any downgrading, nor shall any notice have been given to the Company or a public announcement made of any intended or potential downgrading or of any review for a possible change (other than a change that indicates a possible upgrade but no other possible change) that does not indicate the direction of the possible change, in the rating of any securities of the Company or any Guarantor (including, without limitation, the placing of any securities on negative or developing watch or negative or developing outlook) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 426(g)(2) of the Act which in your judgment makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memoradum.

              (c) You shall have received on the Closing Date a certificate dated the Closing Date, signed by the Chief Financial Officer and the Secretary or Assistant Secretary of the Company, in substantially the form of EXHIBIT A attached hereto.

              (d) Since the respective dates as of which information is given in the Offering Memorandum, other than as set forth or contemplated in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development reasonably likely to involve a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development reasonably likely to involve a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business the effect of which, in any such case described in clause 9(d)(i), 9(d)(ii) or 9(d)(iii), in your reasonable judgment, may be material and adverse or, in your reasonable judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum.

              (e) No action shall have been taken (including the issuance of any stop order) and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would be reasonably likely in your judgment, as of the Closing Date, to have a Material Adverse Effect;

              (f)  On the Closing Date, you shall have received:

                   A. An opinion, dated the Closing Date, of Shearman & Sterling, special counsel for the Company and the Guarantors, substantially to the effect that:

                   i) the Company has been duly organized, is validly existing as a corporation in good standing under the laws of Delaware and has the power and authority to carry on its business and to own, lease and operate its properties as described in the Offering Memorandum;

                   ii) the Series A Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms except (x) as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally, (y) enforcement thereof is subject to general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity) and (z) the waiver as to stay, extension or usury laws may not be enforceable;

                   iii) the Indenture has been duly authorized, executed and
              delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, will be a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms except (x) as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally,
              (y) enforcement thereof is subject to general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity) and (z) the waiver as to stay, extension or usury laws may not be enforceable;

                   iv) this Agreement has been duly authorized, executed and delivered by the Company;

                   v) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each Guarantor and, assuming due authorization, execution and delivery by the Initial Purchasers, will be a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except (w) as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally,
             (x) enforcement thereof is subject to general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity), (y) the waiver as to stay, extension or usury laws may not be enforceable and (z) to the extent indemnification or contribution provisions in the Registration Rights Agreement may not be enforceable;

                     vi) the Series B Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered in exchange for Series A Notes in accordance with the Indenture and the Exchange Offer, will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms except (x) as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally, (y) enforcement thereof is subject to general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity) and (z) the waiver as to stay, extension or usury laws may not be enforceable;

                     vii) the Indenture, the Notes and the Guarantees in respect of the Notes conform in all material respects to the statements relating thereto under the caption "Description of Notes;"

                     viii) the Company is not in violation of its charter or by-laws;

                     ix) the execution, delivery and performance of this Agreement and other Operative Documents and compliance by the Company and the Guarantors with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states);

                     x) the Company is not and, after giving effect to the offering and sale of the Series A Notes and the application of the net proceeds thereof as described in the Offering Memorandum, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                     xi) the Indenture complies as to form in all material respects with the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder; and

                     xii) no registration under the Act of the Series A Notes or qualification of the Indenture under the TIA is required for the sale of the Series A Notes to the Initial Purchasers as contemplated by this Agreement or for the Exempt Resales assuming (i) the accuracy of, and compliance with, the Initial Purchaser's representations and agreements contained in
               Section 7 of this Agreement and (ii) the accuracy of the representations and agreements of the Company and the Guarantors set forth in Sections 5(l) and 6(w) to (z) of this Agreement and (iii) that the offer, sale and delivery of the Series A Notes have been made as contemplated by this Agreement and the Offering Memorandum.

         Such counsel (i) may state that such opinions are limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware,
(ii) may rely upon the opinion of Robert F. Murphy delivered pursuant to
Section 9(f)(B) hereof (including any assumptions or qualifications thereto) as to matters of the laws of the state of organization of each of the Guarantors addressed therein with regard to the authorization, execution and delivery of documents by such Guarantors, (iii) may rely upon the opinion of Murtha, Cullina, Richter and Pinney as to matters involving the laws of the State of Connecticut and (iv) may rely upon the opinion of a New Mexico law firm reasonably acceptable to the Initial Purchasers as to matters involving the laws of the State of New Mexico.

         In addition, Shearman & Sterling shall state that (a) it has acted as counsel to the Company and the Guarantors in connection with the preparation of the Preliminary Offering Memorandum and Offering Memorandum and (b) it has generally reviewed and discussed such statements contained in the Offering

Memorandum with certain officers of the Company, the Guarantors and the Company's auditors, and with your counsel and yourselves. Such counsel shall further state that in the course of this review and discussion, no facts have come to its attention that cause it to believe that the Offering Memorandum (except for the financial statements and other financial and statistical data included therein or omitted therefrom as to all of which it has not been requested to comment) as of its date (as amended or supplemented, if applicable) or on the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Without limiting the foregoing, such counsel may further state that (i) it has not verified and is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements in the Offering Memorandum other than those mentioned in subparagraph (vii), (ii) the Company has retained Sidley & Austin to advise it with respect to the government investigation by the Office of the Inspector General described in the section of the Offering Memorandum entitled "Risk Factors--Government Investigations; Uncertain Impact on Future Operating Results" (hereinafter, "OIG Matters") and (iii) the Company has retained Murtha, Cullina, Richter and Pinney to advise it with respect to the government investigation in Connecticut described in the section of the Offering Memorandum entitled "Risk Factors--Government Investigations; Uncertain Impact on Future Operating Results" (hereinafter, "Connecticut Matters").

                     B.     An opinion, dated the Closing Date, from Robert
F. Murphy, in-house counsel for the Company and the Guarantors, substantially to the effect that:

                     (i) each of the Guarantors has been duly organized, is validly existing as a corporation or a limited liability company in good standing under the laws of its jurisdiction of organization and has the power and authority to carry on its business and to own, lease and operate its properties as described in the Offering Memorandum;

                     (ii) each of the Company and the Guarantors is duly qualified and is in good standing as a foreign corporation or limited liability company authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have been a Material Adverse Effect;

                     (iii) each of the Indenture, this Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by each of the Guarantors;

                     (iv) to such counsel's knowledge, after due inquiry, all of the outstanding Equity Interests of each of the Guarantors have been duly authorized and validly issued and are fully paid and non-assessable, and to the extent such Equity Interests are owned by the Company, are owned free and clear of any Lien, except for Liens permitted under debt instruments (including the Indenture) described in the Offering Memorandum or Liens which are not material;

                     (v) the statements relating to Connecticut Matters and OIG Matters under the caption "Risk Factors--Government Investigations; Uncertain Impact on Future Operating Results insofar as such statements constitute a summary of the legal matters or proceedings referred to therein, fairly present the information called for with respect to such legal matters and proceedings;

                     (vi) none of the Guarantors is in violation of its respective charter, by-laws or other organizational documents, as the case may be, except for such violations as would not, singly or in the aggregate, have a Material Adverse Effect and, to the best of such counsel's knowledge after due inquiry, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound except for such conflicts, breaches or defaults as would not singly or in the aggregate, have a Material Adverse Effect; and

                     (vii) the execution, delivery and performance of this Agreement and other Operative Documents and compliance by the Company and the Guarantors with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not conflict with or constitute a breach of any of the terms or provisions of, or a default under any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and the Guarantors, taken as a whole, to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors or their respective property is bound except for such defaults as would not, singly or in the aggregate, have a Material Adverse Effect, or, to the best of such counsel's knowledge, after due inquiry, violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of the Guarantors or their respective property.

         Such counsel (i) may state that such opinions are limited to matters governed by the Federal laws of the United States of America, the laws of the State of California, and the General Corporation Law of the State of Delaware, (ii) may state that such counsel is generally familiar with the General Corporation Law of the State of Delaware, (iii) may make an assumption that matters involving the laws of the states of organization of each Guarantor, with regard to due authorization, execution and delivery are substantially similar to the law of the State of California, (iv) may rely upon the opinion of Murtha, Cullina, Richter and Pinney as to matters involving the laws of the State of Connecticut and (v) may rely upon the opinion of a New Mexico law firm reasonably acceptable to the Initial Purchasers as to matters involving the laws of the State of New Mexico. In addition, such counsel may state that certain matters relating to the regulation of the health care industry have been passed upon by Gardner, Carton & Douglas, United States regulatory counsel for the Company, and that such matters have, accordingly, been excluded from the opinion.

                     C. An opinion, dated the Closing Date, from Sidley & Austin, special health care counsel for the Company and the Guarantors, which states that Sidley & Austin has acted as special counsel to the Company in connection with OIG Matters; and such counsel shall advise you that, on the basis of the forego-ing, no facts have come to its attention which caused it to believe that the statements under the caption "Risk Factors--Government Investigations; Uncertain Impact on Future Operating Results," as of the date of the Offering Memorandum (as amended or supplemented, if applicable) and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, Sidley & Austin may further state that it assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial or statistical data included in the Offering Memorandum.

         Such counsel may state that such opinion is limited to matters governed by the Federal laws of the United States of America.

                     D. An opinion, dated the Closing Date, from Murtha, Cullina, Richter and Pinney, special Connecticut counsel for the Company and Sunrise Healthcare Corporation with respect to the Connecticut Matters and special Connecticut counsel for Sundance Rehabilitation Corporation with respect to due authorization, substantially to the effect that each of the Indenture, the Registration Rights Agreement and this Agreement has been duly authorized by Sundance Rehabilitation Corporation.

         In addition, Murtha, Cullina, Richter and Pinney shall state that it has acted as special Connecticut counsel to the Company in connection with Connecticut Matters; and such counsel shall advise you that, on the basis of the foregoing, no facts have come to its attention which caused it to believe that the statements under the caption "Risk Factors--Government Investigations; Uncertain Impact on Future Operating Results" as of the date of the Offering Memorandum (as amended or supplemented, if applicable) and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, Murtha, Cullina, Richter and Pinney may further state that it assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial or statistical data included in the Offering Memorandum.

         Such counsel may state that such opinions are limited to matters governed by the Federal laws of the United States of America and the laws of the State of Connecticut.

                     E. An opinion, dated the Closing Date, from Gardner, Carton & Douglas, special regulatory counsel for the Company and the Guarantors, substantially to the effect that the statements under the captions "Risk Factors--Potential Reduction of Reimbursement Rates from Third Party Payors and Impact on Future Operating Results," "Risk Factors-- Government Investigations; Uncertain Impact on Future Operating Results", "Risk Factors--Potential Adverse Impact From Extensive Regulation," "Business--United States Revenue Sources," and "Business--Government Regulation," insofar as such statements constitute a summary of certain aspects of Title XVIII and XIX of the Social Security Act and the regulations thereunder, fairly present the information called for with respect to such statements.

         Such counsel may state that such opinions are limited to matters governed by Title XVIII and XIX of the Social Security Act, 42 U.S.C. Section 1395, et seq. and does not extend to any other Federal or state laws governing the licensure of the Company or Company-related facilities, suppliers or therapists.

                     F. An opinion, dated the Closing Date, from Warner Cranston, special United Kingdom counsel for the Company and the Guarantors, substantially to the effect that the statements under the caption "Business--United Kingdom Revenue Sources," insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings.

         Such counsel may state that such opinions are limited to matters governed by the laws of the United Kingdom.

                     G. An opinion, dated the Closing Date, from New Mexico counsel for Sunrise Healthcare Corporation and SunScript Pharmacy Corporation reasonably acceptable to the Initial Purchasers, substantially to the effect that each of the Indenture, the Registration Rights Agreement and this Agreement has been duly authorized by each of Sunrise Healthcare Corporation and SunScript Pharmacy Corporation.

         Such counsel may state that such opinions are limited to the matters governed by the laws of the State of New Mexico.

                     (g) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

                     (h) The Initial Purchasers shall have received, at the time this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers from Arthur Andersen LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

                     (i) The Series A Notes shall have been approved by the NASD for trading and duly listed in PORTAL.

                     (j) The Company and the Guarantors shall have executed the Registration Rights Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company and the Guarantors.

                     (k) The Company shall not have failed at or prior to the Closing Date to perform or comply in all material respects with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

              10. EFFECTIVENESS OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the delivery of this Agreement by the parties hereto.

              This Agreement may be terminated at any time prior to the Closing Date by the Initial Purchasers by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchasers' judgment, is material and adverse and would, in the Initial Purchasers' judgment, make it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum, (ii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company or any Guarantor on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse affect on the financial markets in the United States.

         If on the Closing Date any one or more of the Initial Purchasers shall fail or refuse to purchase the Series A Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Series A Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Series A Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the principal amount of the Series A Notes set forth opposite its name in Schedule B bears to the aggregate principal amount of the Series A Notes which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Series A Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the aggregate principal amount of the Series A Notes which any Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of the Series A Notes without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Series A Notes and the aggregate principal amount of the Series A Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Series A Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Company for purchase of such the Series A Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser and the Company. In any such case which does to result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, if the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

              11. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company or any Guarantor, to Sun Healthcare Group, Inc. at 101 Sun Lane NE, Albuquerque, New Mexico 87109, Attention: Chief Financial Officer, with a copy to Shearman & Sterling, 555 California Street, Suite 2000, San Francisco, California 94104, Attention: William H. Hinman, Esq., (ii) if to any Initial Purchasers, c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP at 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, Attention: Nick P. Saggese, Esq. or (iii) in any case to such other address as the person to be notified may have requested in writing.

         The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Guarantors and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Series A Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of an Initial Purchaser, the officers or directors of an Initial Purchaser, any person controlling an Initial Purchaser, the Company, any Guarantor, the officers or directors of the Company or any Guarantor, or any person controlling the Company or any Guarantor, (ii) acceptance of the Series Notes and payment for them hereunder and (iii) termination of this Agreement.

         If for any reason the Series A Notes are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement (i) pursuant to Section 10, (ii) as a result of the material breach of this Agreement by the Initial Purchasers or (iii) as a result of the failure of Skadden, Arps, Slate, Meagher & Flom LLP to deliver an opinion as provided in Section 9(g) where all other law firms required to deliver opinions pursuant to Section 9(f) have provided written confirmation to the Initial Purchasers of their willingness to deliver such opinions as required thereunder), the Company agrees to reimburse the Initial Purchaser for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. To the extent the Initial Purchasers are entitled under this Agreement to be reimbursed for fees and expenses other than pursuant to Section 8 hereof (as to which reimbursements, the terms and conditions of such section shall govern), the Company and Guarantors also agree, jointly and severally to reimburse the Initial Purchasers their directors and officers and any person controlling the Initial Purchaser for any and all fees and expenses (including, without limitation the fees and disbursements of counsel) incurred by them in connection with enforcing their rights hereunder.

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Guarantors, the Initial Purchasers, the Initial Purchasers' directors and officers, any controlling persons referred to herein, the directors of the Company and the Guarantors, and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Series A Notes from the Initial Purchaser merely because of such purchase.

         This Agreement shall be governed and construed in accordance with the laws of the State of New York.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

    Please confirm that the foregoing correctly sets forth the agreement among the Company, the Guarantors and the several Initial Purchasers.

                                 Very truly yours,

                              SUN HEALTHCARE GROUP, INC.


                              By:   /s/ Robert D. Woltil
                                 ------------------------
                                    Name: Robert D. Woltil
                                    Title:  Senior Vice President, Financial
                                            Services and Chief Financial
                                            Officer

                              ACCELERATED CARE PLUS, LLC; BAY COLONY HEALTH SERVICE, INC.; BERGEN ELDERCARE, INC.; CAL-MED, INC.; CLIPPER HOME AFFILIATES, INC.; CLIPPER HOME OF NORTH CONWAY, INC.; CLIPPER HOME OF PORTSMOUTH, INC.; CLIPPER HOME OF ROCHESTER, INC.; CLIPPER HOME OF WOLFEBORO, INC.; COMMUNITY RE-ENTRY SERVICES OF CORTLAND, INC.; G-WZ OF STAMFORD, INC.; GOODWIN NURSING HOME, INC.; HC, INC.; HTA OF NEW JERSEY, INC.; LANGDON PLACE OF DOVER, INC.; LANGDON PLACE OF EXETER, INC.; LANGDON PLACE OF NASHUA, INC.; LIVING SERVICES, INC.; LTC STAFFINDERS, INC.; MANATEE SPRINGS NURSING CENTER, INC.; MASTHEAD CORPORATION; MEDIPLEX ATLANTA REHABILITATION INSTITUTE, INC.; MEDIPLEX OF COLORADO, INC.; MEDIPLEX OF CONCORD, INC.; MEDIPLEX OF CONNECTICUT, INC.; MEDIPLEX OF KENTUCKY INC.; MEDIPLEX OF MARYLAND, INC.; MEDIPLEX OF MASSACHUSETTS, INC.; MEDIPLEX OF NEW HAMPSHIRE, INC.; MEDIPLEX OF NEW JERSEY, INC.; MEDIPLEX OF NEW YORK, INC.; MEDIPLEX OF OHIO, INC.; MEDIPLEX OF TENNESSEE, INC.; MEDIPLEX OF VIRGINIA, INC.;

                              MEDIPLEX MANAGEMENT, INC.; MEDIPLEX MANAGEMENT OF PALM BEACH COUNTY, INC.; MEDIPLEX MANAGEMENT OF TEXAS, INC.; MEDIPLEX REHABILITATION OF MASSACHUSETTS, INC.; NEW BEDFORD ACQUISITION CORP.; NEW BEDFORD NURSING CENTER, INC.; NURSING HOME, INC.; OAKVIEW TREATMENT CENTERS OF KANSAS, INC.; P.M.N.F. MANAGEMENT, INC.; PHARMACY FACTORS OF CALIFORNIA, INC.; PHARMACY FACTORS OF FLORIDA, INC.; PHARMACY FACTORS OF TEXAS, INC.; QUALITY CARE HOLDING CORP.; QUALITY NURSING CARE OF MASSACHUSETTS, INC.; SPECIAL MEDICAL SERVICES, INC.; SPOFFORD LAND, INC.; SUN ALLIANCE, INC.; SUNBRIDGE, INC.; SUN CARE CORP.; SUNCARE RESPIRATORY SERVICES, INC.; SUNCHOICE MEDICAL SUPPLY, INC.; SUNDANCE REHABILITATION CORPORATION; SUNFACTORS, INC.; SUN LANE PURCHASE CORPO-RATION; SUNMARK OF NEW MEXICO; SUNQUEST CONSULTING, INC.; SUNRISE HEALTHCARE OF COLORADO, INC.; SUNRISE HEALTHCARE OF FLORIDA, INC.; SUNRISE HEALTHCARE CORPORA-TION; SUNSCRIPT PHARMACY CORPORATION; SUNRISE REHAB OF COLORADO, INC.; SUNSPECTRUM OUTPATIENT REHABILITATION-CONCORD, INC.; THE MEDIPLEX GROUP, INC.; VALLEY VIEW PSYCHIATRIC SERVICES, INC.; and WORCESTER NURSING CENTER, INC.

                              By:  /s/ Robert D. Woltil
                                 ---------------------------------
                              Name: Robert D. Woltil
                              Title: Authorized Signatory

                              The foregoing Purchase Agreement
                              is hereby confirmed and accepted
                              as of the date first above written.

                              DONALDSON, LUFKIN & JENRETTE
                                SECURITIES CORPORATION
                              CREDIT SUISSE FIRST BOSTON
                                CORPORATION
                              J.P. MORGAN SECURITIES INC.
                              NATIONSBANC CAPITAL MARKETS, INC.


                              By:  DONALDSON, LUFKIN & JENRETTE
                                   SECURITIES CORPORATION


                              By:  /s/ Craig R. Callen
                                 ---------------------------------
                                   Name:  Craig R. Callen
                                   Title:  Managing Director

                                  SCHEDULE A
                                  Guarantors

Accelerated Care Plus, LLC
Bay Colony Health Service, Inc.
Bergen Eldercare, Inc.
Cal-Med, Inc.
Clipper Home Affiliates, Inc.
Clipper Home of North Conway, Inc.
Clipper Home of Portsmouth, Inc.
Clipper Home of Rochester, Inc.
Clipper Home of Wolfeboro, Inc.
Community Re-Entry Services of Cortland, Inc.
G-WZ of Stamford, Inc.
Goodwin Nursing Home, Inc.
HC, Inc.
HTA of New Jersey, Inc.
Langdon Place of Dover, Inc.
Langdon Place of Exeter, Inc.
Langdon Place of Nashua, Inc.
Living Services, Inc.
LTC Staffinders, Inc.
Manatee Springs Nursing Center, Inc.
Masthead Corporation
Mediplex Atlanta Rehabilitation Institute, Inc.
Mediplex of Colorado, Inc.
Mediplex of Concord, Inc.
Mediplex of Connecticut, Inc.
Mediplex of Kentucky Inc.
Mediplex of Maryland, Inc.
Mediplex of Massachusetts, Inc.
Mediplex of New Hampshire, Inc.
Mediplex of New Jersey, Inc.
Mediplex of New York, Inc.
Mediplex of Ohio, Inc.
Mediplex of Tennessee, Inc.
Mediplex of Virginia, Inc.
Mediplex Management, Inc.
Mediplex Management of Palm Beach County, Inc.
Mediplex Management of Texas, Inc.
Mediplex Rehabilitation of Massachusetts, Inc.

New Bedford Acquisition Corp.
New Bedford Nursing Center, Inc.
Nursing Home, Inc.
Oakview Treatment Centers of Kansas, Inc.
P.M.N.F. Management, Inc.
Pharmacy Factors of California, Inc.
Pharmacy Factors of Florida, Inc.
Pharmacy Factors of Texas, Inc.
Quality Care Holding Corp.
Quality Nursing Care of Massachusetts, Inc.
Special Medical Services, Inc.
Spofford Land, Inc.
Sun Alliance, Inc.
SunBridge, Inc.
Sun Care Corp.
SunCare Respiratory Services, Inc.
SunChoice Medical Supply, Inc.
Sundance Rehabilitation Corporation
SunFactors, Inc.
Sun Lane Purchase Corporation
Sunmark of New Mexico
SunQuest Consulting, Inc.
Sunrise Healthcare of Colorado, Inc.
Sunrise Healthcare of Florida, Inc
Sunrise Healthcare Corporation
SunScript Pharmacy Corporation
Sunrise Rehab of Colorado, Inc.
SunSpectrum Outpatient Rehabilitation-Concord, Inc.
The Mediplex Group, Inc.
Valley View Psychiatric Services, Inc.
Worcester Nursing Center, Inc.

                                   SCHEDULE B


                                               Principal Amount
         Initial Purchaser                         of Notes
         -----------------                     ----------------

Donaldson, Lufkin & Jenrette
  Securities Corporation......................... $125,000,000
Credit Suisse First Boston
  Corporation.................................... $ 41,666,667
J.P. Morgan Securities Inc....................... $ 41,666,667
NationsBanc Capital Markets, Inc................. $ 41,666,666
                                                  ------------
                                                  ------------
     Total                                        $250,000,000

                                                                     EXHIBIT A

                          SUN HEALTHCARE GROUP, INC.


                            OFFICERS' CERTIFICATE

    Each of the undersigned Robert D. Woltil, Senior Vice President, Financial Services and Chief Financial Officer of Sun Healthcare Group, Inc., a Delaware corporation (the "Company") and Robert F. Murphy, Secretary of the Company, pursuant to Section 9(c) of the Purchase Agreement, dated July 1, 1997, by and among the Company, the Guarantors named therein (the "Guarantors"), and Donaldson, Lufkin & Jenrette Securities Corporation, Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc. and NationsBanc Capital Markets, Inc., as initial purchasers (the "Purchase Agreement"), hereby certify on behalf of the Company that:

               (i) All of the representations and warranties of the Company and the Guarantors contained in the Purchase Agreement are true and correct with the same force and effect as if made on and as of the date hereof.

               (ii) The Company and the Guarantors have performed or complied with all of its obligations and agreements and satisfied all conditions on its part to be performed or satisfied or complied with under the Purchase Agreement at or prior to the date hereof.

               (iii) [Describe any rating agency notice] or [state the following: "Since the date of the Purchase Agreement, there has not occurred any downgrading, nor has any notice been given to the Company or a public announcement made of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change (other than a change that indicates a possible upgrade but no other possible change), in the rating of any securities of the Company or any Guarantor (including, without limitation, the placing of any securities on negative or developing watch or negative or developing outlook) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 426(g)(2) of the Act"].

               (iv)    Since July [   ], 1997 or the dates as of which
     information is given in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of the Purchase Agreement), (i) there has not occurred any change or any development reasonably likely to involve a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and it subsidiaries, taken as a whole, (ii) there has not been any change or any development reasonably likely to involve a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries have incurred any material liability or obligation, direct or contingent outside the ordinary course of business, the effect of which, in any such case described in clauses (i), (ii) or (iii), in my reasonable judgment is material and adverse, or in my reasonable judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum.

               (v) Prior to or simultaneously with the date hereof, approval of the Lenders under the Credit Facility approving the issuance of the Notes and the Guarantees has been obtained.

               Capitalized terms used herein without definition shall have the meanings given such terms in the Purchase Agreement.

               Skadden, Arps, Slate, Meagher & Flom LLP, Shearman & Sterling and Murtha, Cullina, Richter and Pinney are entitled to rely upon this Officers' Certificate in connection with the opinions given by such firms pursuant to Section 9 of the Purchase Agreement.

                                                         OFFICER'S CERTIFICATE

     IN WITNESS WHEREOF, the undersigned have hereunto signed their names.

Dated:  July [    ], 1997

                                        SUN HEALTHCARE GROUP, INC.



                                        --------------------------
                                        By:  Robert D. Woltil
                                        Title:  Senior Vice President,
                                        Financial Services and Chief
                                        Financial Officer




                                        --------------------------
                                        By:  Robert F. Murphy
                                        Title:  Secretary